                                                                   Exhibit 99.13

                            STOCK TRANSFER AGREEMENT
                            ------------------------

          STOCK TRANSFER AGREEMENT, dated April 28, 1999 (the "Agreement"), by and among GENERAL MOTORS CORPORATION, a Delaware corporation ("Issuer"), PRIMESTAR, INC., a Delaware corporation ("Purchaser"), TCI SATELLITE ENTERTAINMENT, INC., a Delaware corporation ("TSAT"), and HUGHES ELECTRONICS CORPORATION, a Delaware corporation and a wholly owned subsidiary of Issuer ("Hughes").

                              W I T N E S S E T H:

          WHEREAS, Purchaser, PRIMESTAR Partners L.P., a Delaware limited partnership, PRIMESTAR MDU, Inc., a Delaware corporation, Hughes and the stockholders of Purchaser listed therein have entered into an Asset Purchase Agreement, dated as of January 22, 1999 (the "Purchase Agreement," and capitalized terms used herein and not defined shall have the respective meanings assigned to such terms in the Purchase Agreement), which provides, among other things, that a portion of the Purchase Price be paid in the form of 4,871,448 shares (the "Shares") of Class H Common Stock (the "Class H Stock") of Issuer; and

          WHEREAS, Issuer has issued to Hughes the Shares in connection with the consummation of the transactions contemplated by the Purchase Agreement;

          WHEREAS, Hughes desires to transfer the Shares to Purchaser as a partial payment of the Purchase Price as contemplated by the Purchase Agreement, subject to the terms and conditions set forth herein;

          WHEREAS, Purchaser has requested Hughes to transfer 1,407,307 of the Shares (the "TSAT Shares," with any reference to "Shares" herein being understood to include those Shares that are TSAT Shares) to TSAT in payment of the consideration Purchaser owes to TSAT pursuant to the Agreement dated January 22, 1999 (the "TSAT Agreement"), among TSAT, Purchaser and the Funding Parties (as such term is defined in the TSAT Agreement), and Issuer is willing to facilitate the use of the TSAT Shares as payment by Purchaser to TSAT by, among other things, excepting such transfer to TSAT from the restriction on the transfer of Shares herein, issuing one or more definitive stock certificates evidencing the TSAT Shares registered in TSAT's name and including the TSAT Shares in any registration of the Shares pursuant to the Registration Rights Agreement dated the date hereof between Issuer and Purchaser (subject to any limitation and conditions on the registration rights of the Shares as set forth therein); and

          WHEREAS, Issuer, Hughes, Purchaser and TSAT are willing to effect the transfer of the Shares subject to the terms and provisions hereof.

          NOW, THEREFORE, in consideration of the agreements, covenants, representations and warranties contained herein and in the Purchase Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

          Section 1. Conveyance of the Shares. Subject to Section 6, Hughes by this Agreement hereby conveys, assigns, transfers and delivers (x) to Purchaser, 3,464,141 of the Shares, and (y) to TSAT, 1,407,307 of the Shares, in each case free and clear of all claims, liens and encumbrances. On the Closing Date, Issuer shall deliver (x) to Purchaser, one (1) definitive stock certificate in the amount of 3,464,141 shares of Class H Stock registered in the name of PRIMESTAR, Inc., representing the Purchaser's ownership of such Shares, and (y) to TSAT, one (1) definitive stock certificate in the amount of 1,407,307 shares of Class H Stock registered in the name of TCI Satellite Entertainment, Inc., representing TSAT's ownership of such Shares.

     Section 2.  Representations and Warranties.

          (a) Representations and Warranties of Purchaser and TSAT. Each of Purchaser and TSAT, each as to itself only, hereby represents and warrants:

               (1) Such party understands that the portion of the Shares being transferred to it have not been registered under the Securities Act of 1933 and that the certificates for the Shares will bear a legend to that effect. Such party also understands that the portion of the Shares being transferred to it are being offered and sold pursuant to an exemption from registration contained in the Securities Act of 1933, based in part upon its representations contained in this Agreement and, in the case of the Purchaser, in the Purchase Agreement.

               (2) Such party is acquiring its portion of the Shares for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act of 1933.

               (3) By reason of its business or financial experience, or the business and financial experience of its management, such party has the capacity to protect its own interests in connection with its acquisition of its portion of the Shares. Such party is not a corporation formed for the specific purpose of consummating this transaction.

               (4) Such party has been given access to all Issuer documents, records and other information which such party has requested, and has had adequate opportunity to ask questions of, and receive answers from, Issuer's officers, employees, agents, accountants and representatives concerning Issuer's business, operations, financial condition, assets, liabilities and all other matters relevant to its investment in the Shares.

          (b) Representations and Warranties of Issuer and Hughes. Each of Issuer and Hughes represents and warrants to Purchaser and TSAT, with respect to itself only, that (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; (ii) it is duly authorized, qualified and licensed and is in good standing to conduct business under the laws of each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the lack of such qualification or license or the failure to be in good standing would not have a material adverse effect; and (iii) it has full corporate power and authority to carry on the businesses in which it is engaged as such businesses are now being conducted, to own, lease and use the properties currently owned, leased and used by it, to execute and deliver this Agreement, and to perform its obligations hereunder.

          (c) Representations and Warranties of Issuer as to Shares. Issuer hereby represents and warrants to Purchaser and TSAT that (i) the issuance of the Shares, and the transfer of the Shares by Issuer to Hughes, has been duly authorized by all requisite corporate action of the Issuer; (ii) that the Shares are validly issued, fully paid and nonassessable, and are free and clear of all liens, restrictions or claims, other than any restriction on transfer under applicable federal and state securities laws or herein, with no personal liability attaching to the ownership thereof; and (iii) the holder of the Shares will have the rights, preferences and privileges of an owner of Class H Stock, subject to any restriction on transfer under applicable federal and state securities laws or herein, with no personal liability attaching to the ownership thereof.

          (d) Representations and Warranties of Hughes as to Shares. Hughes hereby represents and warrants to Purchaser and TSAT that (i) it is the owner of all right, title and interest in and to the Shares; (ii) that the Shares are free and clear of all liens, restrictions or claims, other than any restriction on transfer under applicable federal and state securities laws or herein; and
(iii) that the execution and delivery of this Agreement by Hughes, and the transfer of the Shares pursuant to this Agreement, has been duly authorized by all requisite corporate action of Hughes.

          Section 3. Further Assurances. If at any time at or after the Closing Date Hughes, Purchaser or TSAT shall consider or be advised that any instrument of conveyance or transfer, or other documentation or the taking of any other act is reasonably necessary or desirable to vest, perfect or confirm in Purchaser or TSAT, as applicable, the title to the portion of the Shares transferred to such party pursuant to this Agreement, Hughes agrees to execute and deliver all such instruments and documents and to do all things reasonably necessary or desirable to vest, perfect or confirm title to such Shares and otherwise to carry out the purposes of this Agreement.

          Section 4. Restrictive Legends. Except as otherwise permitted by this Agreement, each certificate for Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "The shares represented by this Certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or any exemption therefrom under such Act. Such shares may be transferred only in compliance with the conditions specified in the Stock Transfer Agreement dated April __, 1999 by and among General Motors Corporation, PRIMESTAR, Inc., TCI Satellite Entertainment, Inc. and Hughes Electronics Corporation. A complete and correct copy of such Agreement is available for inspection at the principal office of Hughes Electronics Corporation and will be furnished without charge to the holder of such shares upon written request."

          Section 5.  Transfers of Shares.

     (a)  General Restrictions.

          (1) Prior to the first anniversary of the Closing Date, neither Purchaser nor TSAT may effect any transfer, sale, assignment, mortgage, pledge, hypothecation, gift, placement in trust (voting or otherwise) or transfer by operation of law by merger or otherwise all or any part of the Shares (any of which being a "Transfer"), except a Transfer (i) to any of the Stockholders,
(ii) by Purchaser to TSAT, (iii) to any wholly-owned subsidiary of any Stockholder, Purchaser or of TSAT, (iv) to a trust or trusts established by Purchaser, TSAT or any Permitted Transferee (as defined below) in connection with the issuance of share appreciation rights related to the Shares, or (v) to any security or collateral agents to whom a security interest in the Shares is granted in connection with the issuance of the share appreciation rights described in clause (iv) above for the benefit of the holders of such share appreciation rights (collectively, the "Permitted Transferees" and, each a "Permitted Transferee"), in each case, in compliance with applicable law. Any purported Transfer or purported purchase of any Shares or a portion thereof in violation of the terms of this Agreement shall be null and void and of no effect.

          (2) In the event of any permitted Transfer to any of the Permitted Transferees, such Permitted Transferee shall be bound and obligated by, and shall be entitled to the rights and benefits afforded to Purchaser under the terms and provisions of, this Agreement. As a condition precedent to any such permitted Transfer, such Permitted Transferee shall agree in writing in a form acceptable to Issuer to be bound by all of the provisions and conditions of this Agreement, and no such Permitted Transferee shall be permitted to effect any Transfer of Shares which the Purchaser is not permitted to make under this Agreement. Notwithstanding the foregoing provisions of this Section 5(a)(2), a Transfer pursuant to Section 5(a)(1)(v) to a Permitted Transferee which is a security or collateral agent may be effected without the need for the writing referred to in the preceding sentence, but the absence of such writing shall not entitle such Permitted Transferee to effect a Transfer not expressly permitted hereunder. In addition, no Permitted Transferee may Transfer the Shares owned by such Permitted Transferee (except as provided herein to Primestar, TSAT or another Permitted Transferee) prior to the first anniversary of the Closing Date.

          (b) Notice of Proposed Transfer; Opinions of Counsel. Prior to any Transfer of any Shares to a Permitted Transferee as contemplated in Section 5(a), which Shares are not registered under an effective registration statement under the Securities Act of 1933, the holder thereof will give written notice to Issuer of such holder's intention to effect such Transfer and to comply in all other respects with this Section 5(b). Each such notice shall describe the manner and circumstances of the proposed Transfer and, if requested by Issuer, shall be accompanied by an opinion of counsel for such holder, which counsel and opinion shall each be reasonably satisfactory to Issuer, that the proposed transfer may be effected without registration of such Shares under the Securities Act. Such holder shall thereupon be entitled to Transfer such Shares in accordance with the terms of the notice delivered by such holder to Issuer. Each certificate representing such Shares issued upon or in connection with such Transfer shall bear the restrictive legend required by Section 4, unless the related restrictions on Transfer shall have ceased and terminated pursuant to Section 5(c) hereof.

          (c) Termination of Restrictions. After the first anniversary of the Closing Date, Purchaser, TSAT or a Permitted Transferee can Transfer any or all of the Shares to any person or entity in accordance with applicable law. The restrictive legend set forth above will remain on any Shares Transferred unless Issuer receives an opinion of counsel reasonably satisfactory to Issuer that the proposed Transfer may be effected without registration of such Shares under the Securities Act of 1933 and that the legend may be removed. If such an opinion is delivered to Issuer, the legend may be removed.

          Section 6. Relationship to the Purchase Agreement. The principal purpose of this Agreement is to aid in the implementation of the Purchase Agreement and, therefore, this Agreement incorporates and is subject to the provision of the Purchase Agreement. Notwithstanding the foregoing, in the event that any provision of this Agreement is found to be inconsistent with the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall control.

          Section 7. Notices. Any notice sent by any party under this Agreement to another shall be in writing and shall be delivered in accordance with Section 14.7 of the Purchase Agreement, except, in the case of TSAT, notices shall be given in accordance with such Section to TSAT at 8085 South Chester, Suite 300, Englewood, Colorado 80112, telephone number (303) 712-4600, facsimile number (303) 712-4977, to the attention of: Chief Financial Officer, with a copy to Baker & Botts, L.L.P., 599 Lexington Avenue, New York, New York 10022, telephone number (212) 705-5000, facsimile number (212) 705-5125, to the attention of Elizabeth M. Markowski, Esq.

          Section 8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

          Section 9. Amendment; Waiver. This Agreement may be amended, supplemented, modified or changed only by a written agreement making specific reference to this Agreement executed by the parties hereto; and any provision hereof may be waived, in whole or in part, only by a written agreement making specific reference to this Agreement executed by the party making such waiver.

          Section 10. Entire Agreement. This Agreement, the Purchase Agreement and the Registration Rights Agreement dated as of the date hereof contain the entire agreement between Issuer and Hughes, on the one hand, and Purchaser and TSAT, on the other hand, relating to the subject matter hereof and supersede all oral statements and other writings with respect to the subject matter hereof.

          Section 11. Counterparts. This Agreement may be executed in counterparts, all of which, taken together, shall constitute one and the same instrument.

          Section 12. Severability. In the event any one or more of the provisions of this Agreement should be held invalid, illegal or unenforceable in any respect in any jurisdiction, such provision or provisions shall be automatically deemed amended to the minimum extent necessary to render such provision or provisions valid, legal and enforceable in such jurisdiction, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their authorized representatives as of the day and year first written above.

                         PRIMESTAR, INC.


                         By: /s/ Kenneth G. Carroll
                             --------------------------------------
                              Name: Kenneth G. Carroll
                              Title: SVP & CFO


                         HUGHES ELECTRONICS CORPORATION


                         By: /s/ Eddy W. Hartenstein
                             --------------------------------------
                              Name: Eddy W. Hartenstein
                              Title: Senior Vice President


                         GENERAL MOTORS CORPORATION


                         By: /s/ Warren G. Andersen
                             --------------------------------------
                              Name: Warren G. Andersen
                              Title: Assistant Secretary


                         TCI SATELLITE ENTERTAINMENT, INC.


                         By: /s/ Gary S. Howard
                             ______________________________________
                              Name: Gary S. Howard
                              Title: CEO